UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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RegeneRx Biopharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Allan L. Goldstein, Ph.D.

Chairman and Chief Scientific Officer

July 31, 2014

Dear Fellow Stockholder:

You are cordially invited to attend the 2014 Annual Meeting (the “Meeting”) of Stockholders of RegeneRx Biopharmaceuticals, Inc. (the “Company”), to be held at 11:00 a.m., Eastern Daylight Time, on Wednesday, September 10, 2014, at the Company office facility’s meeting room at 15245 Shady Grove Road, Rockville, Maryland 20850.

An important aspect of the Meeting is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon: (i) the election of five directors of the Company, (ii) an amendment to the 2010 Equity Incentive Plan (the “Plan”) increasing the number of shares available under the Plan from 5,000,000 to 8,000,000, (iii) a non-binding advisory resolution approving named executive officer compensation, (iv) a non-binding resolution regarding whether named executive officer compensation votes should occur every year, every two years or every three years, and (v) the ratification of the appointment of CohnReznick LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The Board of Directors has determined that the matters to be considered at the Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote “FOR” each of the Board of Directors’ nominees as directors specified under Proposal 1, “FOR” the amendment to increase the shares reserved under the 2010 Equity Incentive Equity Plan specified under Proposal 2, “FOR” the non-binding advisory resolution approving named executive officer compensation specified under Proposal 3, “ONE YEAR” as the frequency for non-binding advisory votes on named executive officer compensation under Proposal 4, and “FOR” the ratification of the appointment of the independent registered public accounting firm specified under Proposal 5.

I encourage you to attend the Meeting in person. Whether or not you plan to attend, please vote your shares and sign, date and return the proxy mailed to you, or vote over the telephone or the Internet as instructed in these materials as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.

Your Board of Directors and management are committed to the success of the Company and the enhancement of the value of your investment. I want to express my appreciation for your confidence and support.

Very truly yours,

Allan L. Goldstein, Ph.D.

Chairman of the Board

RegeneRx Biopharmaceuticals, Inc. | 15245 Shady Grove Road, Suite 470, Rockville, MD 20850

PHONE 301.208.9191 | FAX 301.208.9194 | WEB www.regenerx.com

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REGENERX BIOPHARMACEUTICALS, INC.

15245 Shady Grove Road, Suite 470

Rockville, Maryland 20850

(301) 208-9191

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On September 10, 2014

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of RegeneRx Biopharmaceuticals, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Wednesday, September 10, 2014 at 11:00 a.m. local time in the meeting room of the Company’s office facility at 15245 Shady Grove Road, Rockville, Maryland 20850, for the following purposes:

1.	To elect the Board’s five nominees for director to serve until the 2015 Annual Meeting of Stockholders and until their successors are elected and qualified.

2.	To consider an amendment to the 2010 Equity Incentive Plan (the “Plan”) to increase the number of shares available under the Plan from 5,000,000 to 8,000,000.

3.	To consider and vote upon a non-binding advisory resolution regarding named executive officer compensation.

4.	To consider and recommend, on a non-binding and advisory basis, whether named executive officer compensation votes should occur every year, every two years or every three years.

5.	To ratify the selection by the Audit Committee of the Board of Directors of CohnReznick LLP (“CohnReznick”) as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014.

6.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is July 15, 2014. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Allan L. Goldstein, Ph.D.
Chairman of the Board

Rockville, Maryland

July 31, 2014

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy that we may mail to you, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING TO BE HELD ON SEPTEMBER 10, 2014:

The Proxy Statement and Fiscal 2014 Annual Report to Stockholders are

available at: http://regenerxbiopharmaceuticals.investorroom.com

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REGENERX BIOPHARMACEUTICALS, INC.

15245 Shady Grove Road, Suite 470

Rockville, Maryland 20850

(301) 208-9191

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

September 10, 2014

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

The Board of Directors of RegeneRx Biopharmaceuticals, Inc. (the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held in the basement meeting room of the Company’s office facility at 15245 Shady Grove Road, Rockville, Maryland 20850 on Wednesday, September 10, 2014 at 11:00 a.m. local time, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the telephone or the Internet.

Why did I receive in the mail a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our beneficial owners a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. Our stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates its election.

Why did I receive a full set of proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?

We are providing paper copies of the proxy materials instead of a Notice to our stockholders of record. If you are a beneficial owner or stockholder of record who received a paper copy of the proxy materials, and you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet.

You can choose to receive our future proxy materials electronically by visiting www.amstock.com.

The SEC has enacted rules that permit us to make available to stockholders electronic versions of the proxy materials even if the stockholder has not previously elected to receive the materials in this manner. We have chosen this option in connection with the Annual Meeting with respect to our beneficial owners and stockholders of record.

We intend to mail the Notice on or about July 31, 2014 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Wednesday, September 10, 2014 at 11:00 a.m. local time at the Company office facility’s basement meeting room at 15245 Shady Grove Road, Rockville, Maryland 20850. Directions to the Company’s office facility may be found at: http://www.regenerx.com/wt/page/contact_us.

Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on July 15, 2014 will be entitled to vote at the Annual Meeting. On this record date, there were 92,983,247 shares of common stock outstanding and entitled to vote.

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Stockholder of Record: Shares Registered in Your Name

If, on July 15, 2014 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return a proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on July 15, 2014 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are five matters scheduled for a vote:

•	Election of five directors;

•	An amendment to the 2010 Equity Incentive Plan (the “Plan”) increasing the number of shares available under the Plan from 5,000,000 to 8,000,000;

•	To consider and vote upon named executive officer compensation on a non-binding and advisory basis;

•	To consider and recommend, on a non-binding and advisory basis, whether named executive officer compensation votes should occur every year, every two years or every three years; and

•	Ratification of the selection of CohnReznick LLP (CohnReznick) by our Audit Committee as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy on the Internet or vote by proxy using a proxy card that you may request as set forth above or that we may deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

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•	To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial the number indicated on your proxy card using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern time on September 9, 2014 to be counted.

•	To vote on the Internet, please follow the directions as instructed on the proxy card you received. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern time on September 9, 2014 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned on July 15, 2014.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of all five nominees for director, “FOR” the amendment to the 2010 Equity Incentive Plan, “FOR” the advisory resolution on named executive officer compensation, every “ONE YEAR” for the advisory resolution on the frequency of votes on named executive officer compensation, and “FOR” the ratification of the selection of CohnReznick as our independent registered public accounting firm for the fiscal year ending December 31, 2014. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on the proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy or revoke my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or on the Internet.

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•	You may send a timely written notice that you are revoking your proxy to the Company’s Secretary at 15245 Shady Grove Road, Suite 470, Rockville, Maryland 20850.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by April 2, 2015, to the Company’s Secretary at 15245 Shady Grove Road, Suite 470, Rockville, Maryland 20850. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although our Board of Directors will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8. If you wish to bring a matter before the stockholders at next year’s annual meeting outside of our proxy materials and you do not notify us before June 12, 2015, for all proxies we receive, the proxyholders will have discretionary authority to vote on the matter, including discretionary authority to vote in opposition to the matter. If you wish to nominate a director for election at next year’s annual meeting, any such nomination shall be made by notice, in writing, to the Company’s Secretary not less than 14 days, nor more than 50 days, prior to the meeting. You are also advised to review our bylaws, which contain additional requirements about advance notice of director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Proposals No. 1, 2, 3 and 4 are considered to be “non-routine.” Proposal No. 5, the vote to ratify the selection for our independent registered public accounting firm, is considered to be “routine.”

How many votes are needed to approve each proposal?

•	For the election of directors, the five nominees receiving the most “FOR” votes will be elected.

•	To be approved, Proposal 2, approval of the amendment to the 2010 Equity Incentive Plan, must receive “FOR” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “ABSTAIN” from voting or your broker records a broker non-vote for your shares, it will have the same effect as an “AGAINST” vote. Broker non-votes will not be counted as present and entitled to vote on this matter, meaning that they will have no effect on the outcome of Proposal 2.

•	Proposal 3, regarding named executive officer compensation, is an advisory vote, which means that the vote is not binding on the Company, our Board of Directors, or the Compensation Committee of the Board of Directors. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

•	Proposal 4, regarding the preferred frequency of Say-on-Pay votes, is an advisory vote, which means that the vote is not binding on the Company, our Board of Directors, or the Compensation Committee of the Board of Directors. The Board of Directors and the Compensation Committee will, however, take into account the outcome of the vote when considering the frequency of future advisory votes on named executive officer compensation.

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•	To be approved, Proposal No. 5, the ratification of the appointment of CohnReznick as our independent registered public accounting firm for the year ending December 31, 2014, must receive “FOR” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “ABSTAIN” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 92,983,247 shares outstanding and entitled to vote. Thus, the holders of 46,491,624 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K, which we will file within four business days after the Annual Meeting.

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PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of six directors. L. Thompson Bowles has decided not to stand for reelection at the 2014 Annual Meeting, after serving since 2006. The Board has reduced the number of directors to five effective as of the date of the annual meeting and will evaluate the potential addition of a member in the future. Each of the five continuing directors to be elected and qualified will hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. It is the Company’s policy to encourage nominees for directors to attend the Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The five nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares may be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

Nominees

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Board to recommend that person as a nominee for director, as of the date of this proxy statement. Ages are as of July 31, 2014.

We seek to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, our Board intends to maintain membership of directors who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that we view as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Board to believe that the director should serve on the Board.

Name	Age	Principal Occupation/Position Held	Director since

Allan L. Goldstein	76	Former Chairman, Department of Biochemistry and Molecular Biology, The George Washington University School of Medicine and Health Sciences; Founder, Chairman of the Board and Chief Scientific Advisor of the Company	1982

J.J. Finkelstein	62	President and Chief Executive Officer of the Company	2002

Joseph C. McNay	80	Chairman, Chief Investment Officer and Managing Principal, Essex Investment Management Company	1987

Mauro Bove	59	Business Development consultant to emerging pharmaceutical companies in Asia, including Lee’s Pharmaceuticals.	2004

R. Don Elsey	61	CFO of Regado Biosciences, a public, late-stage clinical development biopharmaceutical company	2010

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Dr. Goldstein has served as the Chairman of our Board of Directors and our Chief Scientific Advisor since he founded our company in 1982. Dr. Goldstein has been a Professor of Biochemistry since 1978 and served as Chairman of the Department of Biochemistry and Molecular Biology at the George Washington University School of Medicine and Health Sciences until 2009. Dr. Goldstein is a recognized expert in the field of immunology and protein chemistry, having authored over 430 scientific articles in professional journals. He is also the inventor on over 25 issued and/or pending patents in biochemistry, immunology, cardiology, cancer and wound healing. Dr. Goldstein discovered several important compounds, including T a 1, which is marketed worldwide, and Tb4, which is the basis for RegeneRx’s clinical program. Dr. Goldstein has served on the Board of Trustees of the Sabin Vaccine Institute since 2000 and on the Board of Directors of the Richard B. and Lynne V. Cheney Cardiovascular Institute since 2006. Dr. Goldstein has also done pioneering work in the area of medical education, developing distance learning programs offered through “Frontiers in Medicine,” a medical education series that Dr. Goldstein developed. The Board believes that Dr. Goldstein’s scientific expertise, industry background and prior experience as our founder all position him to make an effective contribution to the medical and scientific understanding of the Board, which the committee believes to be particularly important as we continue our Tb4 development efforts.

Mr. Finkelstein has served as our President and Chief Executive Officer and a member of our Board of Directors since 2002. Mr. Finkelstein also served as our Chief Executive Officer from 1984 to 1989 and as the Vice Chairman of our Board of Directors from 1989 to 1991. Mr. Finkelstein has worked as an executive officer and consultant in the bioscience industry for the past 31 years, including serving from 1989 to 1996 as chief executive officer of Cryomedical Sciences, Inc., a publicly-traded medical device company. Mr. Finkelstein has significant experience in developing early-stage companies. He has been responsible for the regulatory approval and marketing of several medical devices in the U.S. and abroad. Mr. Finkelstein has served on the executive committee of the Board of Directors of the Technology Council of Maryland since 2006, MdBio, Inc. since 1998 and currently chairs the MdBio Foundation, all of which are non-profit entities that support bioscience development and education in the State of Maryland. Mr. Finkelstein received a business degree in finance from the University of Texas. The Board believes that Mr. Finkelstein’s history and long tenure as our Chief Executive Officer positions him to contribute to the Board his extensive knowledge of our company and to provide Board continuity. In addition, the Board believes that his experience at prior companies has provided him with operational and industry expertise, as well as leadership skills that are important to the Board.

Mr. McNay has served as a member of our Board of Directors since 2002. He is currently Chairman, Chief Investment Officer and Managing Principal of Essex Investment Management Company, LLC, positions he has held since 1976 when he founded Essex. He has direct portfolio management responsibilities for a variety of funds and on behalf of private clients. He is also a member of the firm’s Management Board. Prior to founding Essex, Mr. McNay was Executive Vice President and Director of Endowment Management & Research Corp. from 1967. Prior to that, Mr. McNay was Vice President and Senior Portfolio Manager at the Massachusetts Company. Currently he is serving as Trustee of the Dana Farber Cancer Institute and on its investment committee, and is a Trustee and member of the Children’s Hospital Investment Committee. Mr. McNay is on the Boards of the Brigham and Women’s Hospital, the Boston Ballet and The Boston Conservatory. He is also on the Advisory Committee of the Yale School of Management. He received his A.B. degree from Yale University and his M.B.A. degree in finance from the Wharton School of the University of Pennsylvania. The Board believes that Mr. McNay’s extensive financial experience is valuable to our business and also positions him to contribute to the audit committee’s understanding of financial matters.

Mr. Bove has served as a member of our Board of Directors since 2004 and has more than 30 years of business and management experience within the pharmaceutical industry. Mr. Bove is currently serving as a Business Development consultant to emerging pharmaceutical companies in Asia, including Lee’s Pharmaceuticals after leading for more than 20 years Corporate & Business Development of Sigma-Tau Finanziaria S.p.A., the holding company of Sigma-Tau Group, a leading international pharmaceutical company (Sigma-Tau Finanziaria S.p.A. and its affiliates are collectively our largest stockholder). Mr. Bove, who resigned this role with Sigma-Tau on March 31, 2014, has also held a number of senior positions in business, licensing and corporate development within Sigma-Tau Group. Mr. Bove obtained his law degree at the University of Parma, Italy, in 1980. In 1985, he attended the Academy of American and International Laws at the International and Comparative Law Center, Dallas, Texas. The Board believes that Mr. Bove’s extensive business and management experience within the pharmaceutical industry allows him to recognize and advise the Board with respect to recent industry developments.

Mr. Elsey has served as a member of our Board of Directors since September 2010. Currently Mr. Elsey serves as CFO of Regado Biosciences, a public, late-stage clinical development biopharmaceutical company. From December 2012 to February 2014 Mr. Elsey served as chief financial officer of LifeCell, Inc., a privately held regenerative medicine company. From June 2005 to December 2012, he served in numerous finance capacities, most recently as senior vice president and chief financial officer, at Emergent BioSolutions Inc., a publicly held biopharmaceutical company. He served as the director of finance and administration at IGEN International, Inc., a publicly held biotechnology company, and its successor BioVeris Corporation, from April 2000 to June 2005. Prior to joining IGEN, Mr. Elsey served as director of finance at Applera, a genomics and sequencing company, and in several finance positions at International Business Machines, Inc. He received an M.B.A. in finance and a B.A. in economics from Michigan State University. Mr. Elsey is a certified management accountant. The Board believes that Mr. Elsey’s experience as chief financial officer of a public company is particularly valuable to our business in that it positions him to contribute to our board’s and audit committee’s understanding of financial matters.

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VOTE REQUIRED

The Board recommends that you vote “FOR” each of the nominees to the Board set forth in this Proposal 1. Under our Bylaws, the election of each nominee requires the affirmative vote of a plurality of the votes cast by the stockholders entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

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INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

Under NYSE MKT listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. Although our common stock is no longer listed on the NYSE MKT exchange, we have determined the independence of our directors using the NYSE MKT definitions of independence. Our Board consults with counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE MKT, as they may be modified from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and our company, our senior management and our independent auditors, our Board has determined that the following three directors are independent directors within the meaning of the applicable NYSE MKT listing standards: Mr. Elsey, Mr. Bove and Mr. McNay. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with us. Mr. Finkelstein, our President and Chief Executive Officer, and Dr. Goldstein our Chief Scientific Advisor, are not independent by virtue of their employment with us.

In determining the independence of Mr. Bove, the Board took into account the significant ownership of our common stock by Sigma-Tau and its affiliates. The Board does not believe that any of the transactions with Sigma-Tau and its affiliates described in this proxy statement has interfered or would reasonably be expected to interfere with Mr. Bove’s exercise of independent judgment in carrying out his responsibilities as a director of our company.

Board Leadership Structure

The Board has a chairman, Dr. Goldstein, who has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having a separate Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in our best interests and those of our stockholders.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the Board of Directors

The Board met 42 times during our 2013 fiscal year, which included weekly status meetings through most of 2013. Each board member attended at least 75% of the board meetings and applicable committee meetings, except for Mr. McNay and Mr. Elsey, primarily as a result of scheduling conflicts with certain of the weekly status meetings.

Information Regarding Committees of the Board of Directors

During the fiscal year ended December 31, 2013, the Board maintained two standing committees: an Audit Committee and a Compensation Committee. The Board does not have a standing nominating and corporate governance committee. Rather, the independent members of the full Board perform the functions of a nominating and corporate governance committee.

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The following table provides membership and meeting information for fiscal 2013 for each of the Board’s standing committees:

Name	Audit		Compensation

R. Don Elsey	X		X
Joseph McNay	X	*	X
Mauro Bove			X
L. Thompson Bowles	X		X	*
Total meetings in fiscal 2013	4		1

*	Committee Chairperson

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable NYSE MKT rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Audit Committee

Prior to the 2014 Annual Meeting, the Audit Committee of the Board was composed of three directors: Dr. Bowles, Mr. McNay and Mr. Elsey, with Dr. Bowles acting as Chairman of the committee. Following the 2014 Annual Meeting, the Audit Committee will consist of Mr. McNay and Mr. Elsey, with Mr. McNay acting as the Chairman of the committee. The Audit Committee meets no less than quarterly with management and our independent registered public accounting firm, both jointly and separately, has sole authority to engage and terminate the engagement of our independent registered public accounting firm, and reviews our financial reporting process on behalf of the Board. The Audit Committee met four times during the 2013 fiscal year. The Audit Committee operates under a formal written charter available on our website at www.regenerx.com.

Each member of the Audit Committee is an independent director determined in accordance with Rule 10A-3 of the Exchange Act. Furthermore, the Board has determined that Mr. McNay and Mr. Elsey qualify as “audit committee financial experts” as defined under SEC rules.

The Audit Committee pre-approves all audit and non-audit engagement fees, and terms and services. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is required. The Audit Committee reviews these requests and advises management and the independent auditors if the Audit Committee pre-approves the engagement of the independent auditors for such projects and services. On a periodic basis, the independent auditors report to the Audit Committee the actual spending for such projects and services compared to the approved amounts.

Report of the Audit Committee of the Board of Directors

The following report of the Audit Committee shall not be deemed to be filed with the SEC or incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the reference in any such document.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accountant is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles.

The members of the Audit Committee have reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2013. The members of the Audit Committee have discussed with CohnReznick, the Company’s independent auditor, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The members of the Audit Committee have received and reviewed the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the audit committee concerning independence, and the members of the Audit Committee have discussed with CohnReznick their independence from management and the Company. The members of the Audit Committee have considered whether the provision of services by CohnReznick referred to above not related to the audit of the financial statements and the reviews of the interim financial statements included in the Company’s Forms 10-Q are compatible with maintaining CohnReznick’s independence, and have determined that they are compatible and do not impact CohnReznick’s independence.

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Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above should be included in our Annual Report on Form 10-K accompanying this Proxy Statement and filed with the SEC for the fiscal year ended December 31, 2013.

Mr. Joseph McNay, Chairman

Mr. R. Don Elsey

Dr. L. Thompson Bowles

Compensation Committee

Prior to the 2014 Annual Meeting, the Compensation Committee of the Board was composed of four directors: Dr. Bowles, Mr. McNay, Mr. Bove and Mr. Elsey, with Dr. Bowles acting as Chairman of the committee. Following the 2014 Annual Meeting, the Compensation Committee will consist of Mr. McNay, Mr. Elsey and Mr. Bove with Mr. Elsey acting as the Chairman of the committee The Compensation Committee met once during the 2013 fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on our website at www.regenerx.com.

The Compensation Committee of the Board acts on behalf of the Board to review, adopt and oversee our compensation strategy, policies, plans and programs, including:

•	establishment of corporate and individual performance objectives relevant to the compensation of our chief executive officer, other executive officers and Board members;

•	evaluation of performance in light of these stated objectives;

•	review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer and the other executive officers; and

•	administration of our equity compensation plans and other similar plan and programs.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least two times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with certain executive officers, including the Chief Financial Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first half of the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data and analyses of historical executive compensation levels and current Company-wide compensation levels.

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Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives for the coming year. However, beginning in late 2011 we began implementing significant cost-saving measures to conserve capital resources and maintain a minimal level of operations, while seeking additional funding and/or to complete a strategic transaction. To that end, in December 2011 the Company reduced the salaries of all employees to approximately $2,800 per employee per month, and granted stock options to them (in lieu of a portion of the cash salary adjustment) that vested at the end of the year. Beginning in January 2012, all employees became part-time hourly employees with reduced work schedules. Additionally, in January 2012, we discontinued providing employee health benefits and company-sponsored 401(k) matching contributions. The Company continued its austere practices through 2012, 2013 and the first quarter of 2014. In March 2014 the Company announced that it had signed two licensing agreements and an associated Securities Purchase Agreement with a strategic partner, G-TreeBNK, a Korean biopharmaceutical company. In consideration of completing this combined transaction, the Compensation Committee took action to grant all employees, consultants and directors stock options and also approved an increase in cash compensation for all employees, although the Company has not reinstated employee health benefits or 401(k) matching contributions. While the compensation level of our named executive officers remains significantly below market, the Compensation Committee believes that the combined cash compensation coupled with appropriate equity awards aligns the interests of the employees with our stockholders.

Nominating and Corporate Governance

The Board does not have a standing nominating and corporate governance committee. Instead, the independent members of the Board, currently consisting of Messrs. Elsey, McNay and Bove, are responsible for performing key nominating and corporate governance activities on behalf of the Board, including identifying, reviewing and evaluating candidates to serve as directors of the Company, reviewing and evaluating incumbent directors, selecting candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and developing and maintaining a set of corporate governance principles for the Company.

In identifying and evaluating nominees for director, the Board considers whether the candidate has the highest ethical standards and integrity and sufficient education, experience and skills necessary to understand and wisely act upon the complex issues that arise in managing a publicly held company. The Board also believes that it is essential that the Board members represent diverse viewpoints. To the extent the Board does not have sufficient information to evaluate a candidate the Board may send a questionnaire to the candidate for completion with sufficient time for Board consideration. The Board will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, a director designated by the Board will then initiate the search, seeking input from other directors and senior management, and will also consider any nominees previously submitted by stockholders. After identifying an initial slate of candidates satisfying the qualifications set forth above, the Board will then prioritize the candidates and determine if other directors or senior management have relationships with the preferred candidates and can initiate contacts. To the extent feasible, all of the members of the Board will interview the prospective candidates. Evaluations and recommendations of the interviewers will be submitted to the whole Board for final evaluation. The Board will meet to consider such information and to select candidates for appointment to the Board at the Annual Meeting. The independent members of the Board nominated the five directors set forth in Proposal 1 for election at the 2014 Annual Meeting.

Nominations for Election to the Board

While the Board will consider nominees recommended by stockholders, the Board has not actively solicited such nominations. The Board does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a stockholder. Pursuant to the Company’s bylaws, nominations for election as directors by stockholders at a meeting of stockholders called for the election of directors must be made in writing and delivered to the Company’s Secretary not less than fourteen days nor more than fifty days prior to the date of the meeting. If, however, notice of the meeting is given to stockholders less than twenty-one days prior to the meeting, the nominations must be received by the close of business on the seventh day following the day on which notice of the meeting was mailed to stockholders. Each such notice shall set forth, with respect to each nominee, (i) his or her name, age, business address and, if known, residence address, (ii) his or her principal occupation or employment, and (iii) the number of shares of stock of the Company beneficially owned by the nominee. As of the date of this proxy statement, the Company has not received any such nominations from stockholders in connection with the Annual Meeting.

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Stockholder Communications with the Board of Directors

The Company has established procedures for its security holders to communicate directly with the Board on a confidential basis. Security holders who wish to communicate with the Board or with a particular director may send a letter to the Secretary of the Company at 15245 Shady Grove Road, Suite 470, Rockville, Maryland 20850. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Security Holder-Board Communication” or “Security Holder-Director Communication.” All such letters must identify the author as a security holder and clearly state whether the intended recipients are all members of the Board or specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a security holder wishes the communication to be confidential, such security holder must clearly indicate on the envelope that the communication is “confidential.” The Secretary will then forward such communication, unopened, to the individual indicated.

Code of Ethics

We have adopted a corporate code of conduct and ethics that applies to all of our employees, officers and directors, as well as a separate code of ethics that applies specifically to our principal executive officer and principal financial officer. The corporate code of conduct and ethics and the code of ethics for our principal executive and financial officers are available on our corporate website at www.regenerx.com. If we make any substantive amendments to the corporate code of conduct and ethics or the code of ethics for our principal executive and financial officers, or grant any waivers from a provision of these codes to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

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PROPOSAL 2

AMENDMENT OF THE 2010 EQUITY INCENTIVE PLAN

The Board of Directors maintains the 2010 Equity Incentive Plan (the “Plan”). An aggregate of 5,000,000 shares of Common Stock are currently reserved for issuance under the Plan. As of June 15, 2014, 4,751,973 option shares had been awarded and remain outstanding under the Plan; however, the Board of Directors believes that the availability of an adequate number of shares in the share reserve of the Plan is an important factor in continuing to operate the Company in its current cash conservation posture and to attract, retain and motivate qualified employees and non-employee directors essential to the success of the Company. The options also provide these persons with a proprietary interest in the Company as an incentive to contribute to the success of the Company, promote the attention of management to other stockholders’ concerns, and reward employees for outstanding performance. These factors are especially important given the limited cash compensation and other benefits that are currently being provided by the Company. Accordingly, the Board of Directors has adopted, subject to stockholder approval, an amendment to the Plan that provides for an increase in the number of shares of Common Stock underlying the Plan to 8,000,000 shares.

Plan Purpose

The Board adopted the 2010 Plan to provide a means by which employees, directors and consultants of ours and certain of our affiliates may be given an opportunity to purchase our stock, to assist us in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for our success and for the success of our affiliates.

The 2010 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other forms of equity compensation, which we refer to collectively in this proxy statement as “stock awards.” Additionally, the 2010 Plan provides for the grant of performance cash awards. Incentive stock options granted under the 2010 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 2010 Plan are not intended to qualify as incentive stock options under the Code. Incentive stock options may be granted only to our employees or to employees of certain of our affiliates. All other awards may be granted to our employees, including officers, non-employee directors, and consultants.

The Board administers the 2010 Plan. Subject to the provisions of the 2010 Plan, the Board has the power to construe and interpret the 2010 Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of our common stock subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

The Board has the power to delegate its authority to administer the 2010 Plan to a committee consisting solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, and solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. The Board has delegated administration of the 2010 Plan to the Compensation Committee. As used in this proxy statement, except as explicitly stated otherwise, with respect to the 2010 Plan, the “Board” refers to any committee the Board appoints (including the Compensation Committee) as well as to the Board itself.

VOTE REQUIRED

The Board recommends that you vote “FOR” the amendment to the 2010 Incentive Equity Plan to increase the authorized common stock from 5,000,000 shares to 8,000,000 shares, as disclosed in this proxy statement. Under applicable Delaware law, this proposal requires the affirmative vote of a majority of the shares present and entitled to vote.

PROPOSAL 3

APPROVAL, ON AN ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act require that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This is a new item for our Annual Meeting.

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We seek to closely align the interests of our named executive officers with the interests of our stockholders. We designed our compensation program to reward our named executive officers for their individual performance and contributions to our overall business objectives and for achieving and surpassing the financial goals set by our Compensation Committee and our Board.

The vote on this resolution is not intended to address any specific element of compensation. Instead, the vote relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the summary compensation table and the other related tables and disclosure.”

While the Board and especially the Compensation Committee intend to carefully consider the results of the voting on this proposal when making future decisions regarding executive compensation, the vote is not binding on the Company, the Compensation Committee or the Board and is advisory in nature. To the extent there is any significant vote against the compensation of our named executive officers in this Proposal 3, the Compensation Committee will evaluate what actions may be necessary to address our stockholders’ concerns.

VOTE REQUIRED

The Board recommends that you vote “FOR” the non-binding advisory resolution approving the compensation of our named executive officers, as disclosed in this proxy statement. Under applicable Delaware law, this proposal requires the affirmative vote of a majority of the shares present and entitled to vote. This vote is advisory and is not binding on the Company, the Board or the Compensation Committee.

PROPOSAL 4

RECOMMENDATION, ON AN ADVISORY BASIS, OF THE FREQUENCY OF VOTES ON NAMED EXECUTIVE
OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act also provide that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the SEC’s compensation disclosure rules. This is a new item for our Annual Meeting.

By voting with respect to this Proposal 4, stockholders may indicate whether they would prefer that we conduct future advisory votes on named executive officer compensation every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

After careful consideration, the Board recommends advisory votes on the compensation of the Company’s named executive officers every year. The Board believes that annual votes will provide the clearest and most useful feedback from stockholders to the Company and the Compensation Committee in this important area and will confirm the Company's commitment to frequent and transparent communications with its stockholders.

VOTE REQUIRED

The Board recommends that you vote for every “ONE YEAR” as the frequency for the vote on compensation of the named executive officers. If a quorum is present, the alternative receiving the greatest number of votes relative to the votes cast for the other alternatives will be deemed the alternative recommended by the stockholders. This vote is advisory and is not binding on the Company, the Board or the Compensation Committee.

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PROPOSAL 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. CohnReznick, as its predecessor Reznick Group, P.C., has audited the Company’s financial statements since 2000. Representatives of CohnReznick are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of CohnReznick as the Company’s independent auditors. However, the Audit Committee is submitting the selection of CohnReznick to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of CohnReznick. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2013 and 2012 by CohnReznick LLP, our independent registered public accounting firm. All such fees described below were approved by the audit committee.

	2013	2012

Audit fees	$67,500	$69,000

Audit-related fees	—	—

Tax fees(1)	—	11,000

All other fees	—	—

Total Fees	$67,500	$80,000

(1)	Tax fees include the preparation and filing of our corporate federal and state income tax returns.

Pre-Approval Policies and Procedures

Our audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, CohnReznick LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. On a periodic basis, the independent registered public accounting firm reports to the audit committee on the status of actual costs for approved services against the approved amounts.

The audit committee has determined that the rendering of the services other than audit services by CohnReznick LLP is compatible with maintaining that firm’s independence.

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VOTE REQUIRED

The Board recommends that you vote “For” the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. Under applicable Delaware law, this proposal requires the affirmative vote of a majority of the shares present and entitled to vote.

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SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of July 15, 2014 by (i) each director; (ii) each of the named executive officers; (iii) all executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. The address for all directors and executive officers is c/o RegeneRx Biopharmaceuticals, Inc., 15245 Shady Grove Road, Suite 470, Rockville, MD 20850.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares		Percent of Total

5% Stockholders:
Entities affiliated with Sigma-Tau Finanziaria, S.p.A.Via Sudafrica, 20, Rome, Italy 00144	36,195,174	(2)	36.5%
G-treeBNT, Co., Ltd. 22nd FL, Parkview Tower, 248 Jungjail-ro, Bundang-gu, Seongnam-si, Gyeonggi-do 463-863, Republic of Korea	25,083,333	(3)	23.5%
Named Executive Officers and Directors:
J.J. Finkelstein	2,847,271	(4)	3.0%
Dane Saglio	396,250	(5)
Allan L. Goldstein	3,179,528	(6)	3.4%
Joseph C. McNay	5,727,135	(7)	6.1%
Mauro Bove	247,155	(8)	*
L. Thompson Bowles	534,843	(9)	*
R. Don Elsey	229,133	(10)	*

All directors and executive officers as a group (7 persons)	13,160,515	(11)	14.1%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.

(1)	This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 92,983,247 shares of common stock outstanding on July 15, 2014, as described further in these footnotes, adjusted as required by rules promulgated by the Securities and Exchange Commission (the “SEC”).

(2)	Consists of 984,615 shares of common stock held of record held by Sigma-Tau Finanziaria, S.p.A. (“Sigma-Tau”); 12,937,111 shares of common stock held of record and 370,370 shares of common stock issuable upon exercise of warrants held by Defiante Farmaceutica S.A. (“Defiante”), a subsidiary of Sigma-Tau, that are exercisable within 60 days of July 15, 2014; 6,348,878 shares of common stock held of record and 518,518 shares of common stock issuable upon exercise of warrants held by Taufin International S.A. (“Taufin”), an entity wholly owned by Taufin SPA, which is owned directly by the estate of Claudio Cavazza, who directly and indirectly owns 57% of Sigma-Tau, that are exercisable within 60 days of July 15, 2014; and 9,711,407 shares of common stock held of record, 3,833,333 shares of common stock issuable upon conversion of a convertible promissory note and 1,490,942 shares of common stock issuable upon exercise of warrants held by Sinaf S.A. (“Sinaf”), an indirect wholly-owned subsidiary of Aptafin S.p.A., which is owned by Paolo Cavazza and members of his family, that are exercisable within 60 days of July 15, 2014. Paolo Cavazza directly and indirectly owns 38% of Sigma-Tau.

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(3)	Consists of 11,250,000 shares of common stock held of record by G-treeBNT, 8,333,333 shares of common stock issuable upon the closing of the second common stock purchase under the securities purchase agreement dated March 7, 2014 (the “Purchase Agreement”), and 5,500,000 shares of common stock issuable upon exercise of a purchase right held by G-treeBNT pursuant to The Purchase Agreement, in each case issuable within 60 days of July 15, 2014.

(4)	Consists of 1,377,638 shares of common stock held of record by Mr. Finkelstein and 51,000 shares of common stock held of record by Mr. Finkelstein’s daughter over which Mr. Finkelstein shares voting and dispositive power. Also includes 1,215,300 shares of common stock issuable upon exercise of options, 20,000 shares of common stock issuable upon exercise of warrants and 183,333 shares of common stock issuable upon conversion of a convertible promissory note, in each case exercisable within 60 days of July 15, 2014.

(5)	Consists of shares of common stock issuable upon exercise of options exercisable within 60 days of July 15, 2014.

(6)	Consists of 1,056,743 shares of common stock held of record by Dr. Goldstein, 1,166,667 shares of common stock issuable upon conversion of a convertible promissory note, 909,452 shares of common stock issuable upon exercise of options and 46,666 shares of common stock issuable upon exercise of warrants, in each case exercisable within 60 days of July 15, 2014.

(7)	Consists of 1,339,111 shares of common stock held of record by Mr. McNay, 4,083,333 shares of common stock issuable upon conversion of a convertible promissory note, 238,024 shares of common stock issuable upon exercise of options and 66,667 shares of common stock issuable upon exercise of warrants, in each case exercisable within 60 days of July 15, 2014.

(8)	Consists of shares of common stock issuable upon exercise of options exercisable within 60 days of July 15, 2014. Mr. Bove was previously an officer of Sigma-Tau, but he had no beneficial ownership over the reported securities as he had no voting or dispositive power with respect to the securities held by Sigma-Tau and its affiliates described in footnote 2 above.

(9)	Consists of 284,843 shares of common stock issuable upon exercise of options and 250,000 shares of common stock issuable upon conversion of a convertible promissory note, in each case exercisable within 60 days of July 15, 2014.

(10)	Consists of 145,800 shares of common stock issuable upon exercise of options and 83,333 shares of common stock issuable upon conversion of a convertible promissory note, in each case exercisable within 60 days of July 15, 2014.

(11)	Consists of 3,773,492 shares of common stock held of record, 5,766,667 shares of common stock issuable upon conversion of convertible promissory notes, 3,436,707 shares of common stock issuable upon exercise of options, and 133,333 shares of common stock issuable upon exercise of warrants, in each case exercisable within 60 days of July 15, 2014.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of their ownership of our equity securities and reports of any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and the Company is required to disclose any late filings or failures to file. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the knowledge of the Company, based solely on its review of the copies of such reports furnished to the Company, and written representations that no other reports were required, the Company believes that during the past fiscal year its officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements, other than late Form 4 filings related to the issuance of our issuance of convertible promissory notes to Joseph McNay, Allan Goldstein, J.J. Finkelstein, and L. Thompson Bowles on July 5, 2013 and to Joseph McNay, R. Don Elsey, L. Thompson Bowles, Sinaf S.A., and Paolo Cavazza on September 12, 2013.

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EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal 2013

The following table shows, for the fiscal years ended December 31, 2013 and 2012, compensation awarded to or paid to, or earned by, our chief executive officer who was our only named executive for 2013. For purposes of this report, we sometimes refer to our chief executive officer as our named executive officer.

Of note, our annual rates of compensation for our named executive officer and all employees were reduced effective December 1, 2011. Beginning in January 2012, all employees became part-time hourly employees with reduced work schedules. Additionally, in January 2012, we discontinued providing employee health benefits and company-sponsored 401(k) matching contributions. The 2013 and 2012 salaries stated below reflect the reduced work schedules and hourly pay status of our named executive officer.

				Option	All Other
	Fiscal	Salary(1)	Bonus	Awards(2)	Compensation(3)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)

J.J. Finkelstein, President and Chief Executive Officer	2013	65,000	—	—	—	65,000
	2012	62,500	—	43,237	22,073	127,810

(1)	Salary levels for fiscal 2013 and 2012 reflect reduced work schedule and hourly compensation.

(2)

The value of stock awards and options in this table represent the fair value of such awards granted or modified during the applicable fiscal year, as computed in accordance with FASB ASC 718. The assumptions used to determine the valuation of the awards are discussed in Note 8 to our consolidated financial statements, included in the Company’s Annual Report on Form 10-K for the 2013 fiscal year, filed with the Securities and Exchange Commission on April 4, 2014.

(3)	The 2012 amount primarily reflects payment of accrued vacation pay to Mr. Finkelstein in the amount of $20,673.

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Outstanding Equity Awards at Fiscal Year-End for Fiscal 2013

The following table shows certain information regarding outstanding equity awards at December 31, 2013 for the named executive officer, all of which were stock options granted under our Amended and Restated 2000 Stock Option and Incentive Plan or our 2010 Equity Incentive Plan.

Name	Number of Shares Underlying Unexercised Options Exercisable (#)	Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Note

J.J. Finkelstein	100,000	—	3.21	4/1/2015
	125,000	—	2.34	3/15/2014
	125,000	—	1.15	4/15/2015
	114,748	—	0.57	4/10/2019
	125,000	—	0.76	10/11/2016
	93,750	31,250	0.27	07/14/2017	(1)
	62,500	62,500	0.22	8/3/2018	(1)
	80,135	—	0.16	12/2/2018
	125,000	375,000	0.14	1/24/2019	(1)
	35,000	—	0.16	4/4/2019

(1)	This option vests in equal installments on the first four anniversaries of the grant date. In each case these options were granted seven years prior to the listed expiration dates.

Option Exercises and Stock Vested for Fiscal 2013

None of the named executive officers exercised options during the fiscal year ended December 31, 2013.

Pension Benefits

The Company did not sponsor any defined benefit pension or other actuarial plan for its named executive officers during the year ended December 31, 2013.

Employment Agreements; Potential Payments Upon Termination or Change in Control

We are party to written employment agreements with our named executive officers. These employment agreements contain severance and other provisions that may provide for payments to the named executive officers following termination of employment with us in specified circumstances. The following is a summary of the material terms of these employment agreements with our named executive officers.

J.J. Finkelstein. We entered into an employment agreement with Mr. Finkelstein on April 16, 2014 for him to serve as our president and chief executive officer. Mr. Finkelstein’s employment agreement has an initial one-year term, which is automatically renewed for additional one-year periods unless either we or Mr. Finkelstein elect not to renew it. Mr. Finkelstein’s annual base salary is $125,000. Mr. Finkelstein’s salary may not be adjusted downward without his written consent, except in a circumstance which is part of a general reduction or other concessionary arrangement affecting all employees or affecting senior executive officers. Mr. Finkelstein is also eligible to receive an annual bonus in an amount established by the Board and is entitled to participate in and receive all standard employee benefits and to participate in all of our applicable incentive plans, including stock option, stock, bonus, savings and retirement plans. We also provide him with $5 million in life and disability insurance.

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Mr. Finkelstein is eligible to receive options to purchase common stock under our equity incentive plans. The decision to grant any such options and the terms of such options are within the discretion of our Board or the compensation committee thereof. All vested options are exercisable for a period of time following any termination of Mr. Finkelstein’s employment as may be set forth in the applicable benefit plan or in any option agreement between Mr. Finkelstein and us.

In the event that Mr. Finkelstein’s employment is terminated by us without “cause” or by Mr. Finkelstein for “good reason,” each as defined in his employment agreement, subject to Mr. Finkelstein’s entering into and not revoking a release of claims in a form acceptable to us, Mr. Finkelstein will be entitled to receive (i) a lump sum payment in an amount equal to one-half of his then annual base salary if within the first anniversary date of this Agreement; or (ii) a lump sum payment in an amount equal to three-fourths of his then annual base salary if within the first anniversary date and second anniversary date of this Agreement; or (iii) a lump sum payment in an amount equal to his then annual base salary if any time after the second anniversary date of this Agreement, less all federal and state withholdings. In the event of a “change in control,” as defined in his employment agreement and Mr. Finkelstein is involuntarily terminated within 12 months after a change in control event or within 12 months after a change in control event he resigns his employment for “good reason”, then the Company shall (i) pay Mr. Finkelstein, in a lump sum cash payment, an amount equal to his annual base salary in effect on the date of his termination from employment, less any applicable federal and state taxes and withholdings. In addition, in each instance Mr. Finkelstein would also be eligible to receive (i) any earned bonus and accrued vacation pay, and (ii) to the extent that he is eligible for and participates in a Company sponsored health insurance plan the Company shall pay or reimburse Executive for the amount of any insurance premiums for a twelve-month period, but these payments shall be limited to the amount of the premiums being paid by the Company for Executive’s coverage or the amount being reimbursed for insurance premiums immediately prior to the date of his termination from employment.

In addition, if Mr. Finkelstein’s employment is terminated without “cause,” or if there is a “change in control” event, in each case as defined in either the applicable benefit plan or in Mr. Finkelstein’s employment agreement, then the unvested portion of Mr. Finkelstein’s outstanding options would accelerate in full.

Dane Saglio. We entered into an employment agreement with Mr. Saglio on April 16, 2014 for him to serve as our chief financial officer. Mr. Saglio’s employment agreement had an initial one-year term, which is automatically renewed for additional one-year periods unless either we or Mr. Saglio elect not to renew it. Under the employment agreement Mr. Saglio’s base salary is $120,000. Mr. Saglio is also eligible to receive an annual bonus in an amount established by the Board and chief executive officer and is entitled to participate in and receive all standard employee benefits and to participate in all of our applicable incentive plans, including stock option, stock, bonus, savings and retirement plans.

Mr. Saglio is eligible to receive options to purchase common stock under our equity incentive plans. The decision to grant any such options and the terms of such options are within the discretion of our Board or the compensation committee thereof. All vested options are exercisable for a period of time following any termination of Mr. Saglio’s employment as may be set forth in the applicable benefit plan or in any option agreement between Mr. Saglio and us.

In the event that Mr. Saglio’s employment is terminated by us without “cause” or by Mr. Saglio for “good reason,” each as defined in his employment agreement, subject to Mr. Saglio’s entering into and not revoking a release of claims in a form acceptable to us, Mr. Saglio will be entitled to receive (i) a lump sum payment in an amount equal to one-half of his then annual base salary if within the first anniversary date of the agreement; or (ii) a lump sum payment in an amount equal to three-fourths of his then annual base salary if within the first anniversary date and second anniversary date of the agreement; or (iii) a lump sum payment in an amount equal to his then annual base salary if any time after the second anniversary date of the agreement, less all federal and state withholdings. In the event of a “change in control,” as defined in Mr. Saglio’s employment agreement and Mr. Saglio is involuntarily terminated within 12 months after a change in control event or within 12 months after a change in control event Executive resigns his employment for “Good Reason”, then the Company shall (i) pay to him, in a lump sum cash payment, an amount equal to his annual base salary in effect on the date of his termination from employment, less any applicable federal and state taxes and withholdings. In addition, in each instance Mr. Saglio would also be eligible to receive (i) any earned bonus and accrued vacation pay, and (ii) to the extent that he is eligible for and participates in a Company sponsored health insurance plan the Company shall pay or reimburse him for the amount of any insurance premiums for a twelve-month period, but these payments shall be limited to the amount of the premiums being paid by the Company for his coverage or the amount being reimbursed for insurance premiums immediately prior to the date of his termination from employment

In addition, if Mr. Saglio’s employment is terminated without “cause,” or if there is a “change in control” event, in each case as defined in either the applicable benefit plan or in Mr. Saglio’s employment agreement, then the unvested portion of Mr. Saglio’s outstanding options would accelerate in full.

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Post-Employment Compensation

We do not maintain any plans providing for payment or other benefits at, following, or in connection with retirement other than a 401(k) plan made available to all employees. In addition, we do not maintain any non-qualified deferred compensation plans.

DIRECTOR COMPENSATION

The following table sets forth certain information for the fiscal year ended December 31, 2013 with respect to the compensation of our directors. Mr. Finkelstein’s compensation is disclosed in the Summary Compensation Table above, and he does not receive any additional compensation for his service as a director. Dr. Goldstein is an employee of our company and his compensation as an employee is set forth in the table below. He does not receive any additional compensation for his service as a director.

Since 2011, our Board of Directors has elected to forego cash compensation to help us preserve capital.

Non-employee directors receive a nonqualified stock option under our equity incentive plan to purchase 20,000 shares of common stock upon their re-election as a director at each annual meeting of stockholders. Our directors did not receive option grants in fiscal 2013 because the Company did not hold an annual meeting of stockholders. Newly elected or appointed non-employee directors receive a nonqualified stock option to purchase 40,000 shares of common stock. All options granted to directors under this policy vest over four years, with 25% of the shares underlying the option vesting on the first through fourth anniversaries of the date of grant.

Director Compensation Table for Fiscal 2013

Fees Earned
	or Paid	Option	All Other
	in Cash	Awards	Compensation		Total
Name	($)(1)	($)	($)		($)

Allan Goldstein, Ph.D.	—	—	32,650	(2)	32,650
R. Don Elsey	—	—	—		—
L. Thompson Bowles M.D., Ph.D.	—	—	—		—
Joseph McNay	—	—	—		—
Mauro Bove	—	—	—		—

(1)	As described above, during 2011, our Board of Directors elected to cease paying cash compensation to non-employee directors to help the company preserve capital.
(2)

In addition to being Chairman of our Board of Directors, Dr. Goldstein also serves as our Chief Scientific Advisor. In this capacity, Dr. Goldstein received cash compensation of $32,650 pursuant to his temporary hourly employment status in 2013.

Options held by each director as of December 31, 2013 are as follows:

Number of Shares Underlying Options
Allan Goldstein, Ph.D.	1,009,077
R. Don Elsey	110,000
L. Thompson Bowles M.D., Ph.D.	244,843
Joseph McNay	218,024
Mauro Bove	317,155

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Rule 10b5-1 Trading Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

TRANSACTIONS WITH RELATED PERSONS

The following is a summary of transactions, and series of related transactions, since January 1, 2012 to which we have been or will be a participant, in which the amount involved exceeded or will exceed one percent of the average of our total assets at year end for the last two completed fiscal years and in which any of our executive officers, directors or beneficial holders of more than five percent of our capital stock had or will have a direct or indirect material interest, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest, other than executive and director compensation arrangements, including the employment, termination of employment and change of control arrangements, which are described in the section of this report entitled “Executive Compensation.”

Sigma-Tau

On October 19, 2012, we issued Sinaf a convertible promissory note for $200,000 and a warrant to purchase 266,667 shares at a purchase price of $0.15 per share. Additionally, the convertible promissory note is convertible into 1,333,333 shares of common stock at $0.15 cents per share. On September 12, 2013, we issued Sinaf a convertible promissory note for $150,000, the note is convertible into 2,500,000 shares of common stock at $0.06 cents per share. Sinaf is a direct wholly-owned subsidiary of Aptafin S.p.A., or Aptafin. Aptafin is owned directly by Paolo Cavazza and members of his family, who directly and indirectly own 38% of Sigma-Tau.

Lee’s Pharmaceuticals

On July 16, 2012, we announced that we had signed a License Agreement with Lee’s Pharmaceutical (HK) Limited, headquartered in Hong Kong, for the license of Thymosin Beta 4 in any pharmaceutical form, including our RGN-259, RGN-352 and RGN-137 product candidates, in China, Hong Kong, Macau and Taiwan. Lee’s paid us $200,000 upon signing of a term sheet in March 2012, and Lee’s paid us an additional $200,000 upon signing of the definitive license agreement.

Under the License Agreement, the Company is eligible to receive aggregate potential milestone payments of up to $3.6 million, consisting of (i) $500,000 upon the first commercial sale of a licensed product in China, (ii) $1.5 million upon the achievement of $50 million in aggregate commercial sales in the Territory and (iii) $1.6 million upon the achievement of $80 million in aggregate commercial sales in the Territory. In addition, the Company is eligible to receive royalties ranging from low double digit to high single digit percentages of any commercial sales of the Company’s product candidates that are the subject of the agreement. Lee’s will pay for all developmental costs associated with each product candidate. The Company will provide Tβ4 to Lee’s at no charge for a Phase 2 ophthalmic clinical trial and will provide Tβ4 to Lee’s for all other developmental and clinical work at a price equal to the Company’s cost. RegeneRx will also have the right to exclusively license any improvements made by Lee’s to RegeneRx’s products outside of the licensed territory.

The two firms will create a joint development committee to discuss and agree on the development of the licensed products and share information relating thereto. Both companies will also share all non-clinical and clinical data and other information related to development of the licensed product candidates.

Sigma-Tau Finanziaria S.p.A, together with its subsidiaries and its affiliates, own approximately 25.9% of Lee’s and 36.7% of the Company’s voting securities. Mauro Bove is a member of the board of directors of both companies.

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Private Placement of Convertible Notes-October 2012

On October 19, 2012, we completed a private placement of convertible notes (the “October 2012 Notes”) with four accredited investors raising an aggregate of $300,000 in gross proceeds.

Convertible Promissory Notes.   The October 2012 Notes accrue interest at a rate of five percent per annum, mature twenty-four months after their date of issuance and are convertible into shares of our common stock at a conversion price of $0.15 per share (subject to adjustment as described in the October 2012 Notes) at any time prior to repayment, at the election of the holder.  In the aggregate, the October 2012 Notes are initially convertible into up to 2,000,000 shares of our common stock, excluding interest.

At any time prior to maturity of the October 2012 Notes, with the consent of the holders of a majority in interest of the October 2012 Notes, we may prepay the outstanding principal amount of the October 2012 Notes plus unpaid accrued interest without penalty.  Upon the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company, the outstanding principal and all accrued interest on the October 2012 Notes will accelerate and automatically become immediately due and payable.

Warrants.  In connection with the issuance of the October 2012 Notes, we also issued warrants to each investor.  The warrants are exercisable for an aggregate of 400,000 shares of common stock with an exercise price of $0.15 per share for a period of five years.

Investors. The investors in the October 2012 Notes, and the principal amount of their respective October 2012 Notes and number of shares of common stock issuable upon exercise of their respective warrants, are as set forth below:

Investor	October 2012 Note Principal	Warrants
SINAF S.A.	$200,000	266,667
Joseph C. McNay	$50,000	66,667
Allan L. Goldstein	$35,000	46,666
J.J. Finkelstein	$15,000	20,000

Sinaf S. A. is a direct wholly-owned subsidiary of Aptafin S.p.A., or Aptafin. Aptafin is owned directly by Paolo Cavazza and members of his family, who directly and indirectly own 38% of Sigma-Tau. The other investors are members of our Board of Directors, including Mr. Finkelstein who serves as our chief executive officer, and also the Chairman of our Board of Directors, Dr. Goldstein who also serves as our Chief Scientific Advisor.

2013 Convertible Notes

On March 29, 2013, we completed a private placement of convertible notes (the “March 2013 Notes”) raising an aggregate of $225,000 in gross proceeds. The March 2013 Notes bear interest at a rate of five percent (5%) per annum, mature sixty (60) months after their date of issuance and are convertible into shares of our common stock at a conversion price of six cents ($0.06) per share (subject to adjustment as described in the March 2013 Notes) at any time prior to repayment, at the election of the investor. In the aggregate, the March 2013 Notes are initially convertible into up to 3,750,000 shares of our common stock.

At any time prior to maturity of the March 2013 Notes, with the consent of the holders of a majority in interest of the March 2013 Notes, we may prepay the outstanding principal amount of the March 2013 Notes plus unpaid accrued interest without penalty. Upon the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the Federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company, the outstanding principal and all accrued interest on the March 2013 Notes will accelerate and automatically become immediately due and payable.

30

The investors in the offering included two directors of the Company, Allan L. Goldstein, the Company’s chief scientific officer, and Joseph C. McNay, an outside director. The principal amounts of their respective March 2013 Notes are as set forth below:

Investor	Note Principal
Joseph C. McNay	$50,000
Allan L. Goldstein	$25,000

On July 5, 2013, we completed a private placement of convertible notes (the “July 2013 Notes”) raising an aggregate of $100,000 in gross proceeds. The July 2013 Notes bear interest at a rate of five percent (5%) per annum, mature sixty (60) months after their date of issuance and are convertible into shares of our common stock at a conversion price of six cents ($0.06) per share (subject to adjustment as described in the July 2013 Notes) at any time prior to repayment, at the election of the investor. In the aggregate, the July 2013 Notes are initially convertible into up to 1,666,667 shares of our common stock.

At any time prior to maturity of the July 2013 Notes, with the consent of the holders of a majority in interest of the July 2013 Notes, we may prepay the outstanding principal amount of the July 2013 Notes plus unpaid accrued interest without penalty. Upon the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the Federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company, the outstanding principal and all accrued interest on the July 2013 Notes will accelerate and automatically become immediately due and payable.

The investors in the offering included four directors of the Company, J.J. Finkelstein, the Company’s chief executive officer, Allan L. Goldstein, the Company’s chief scientific officer, Joseph C. McNay and L. Thompson Bowles, both outside directors. The principal amounts of their respective July 2013 Notes are as set forth below:

Investor	Note Principal
Joseph C. McNay	$50,000
Allan L. Goldstein	$10,000
J.J. Finkelstein	$5,000
L. Thompson Bowles	$5,000

On September 11, 2013, we completed a private placement of convertible notes raising an aggregate of $321,000 in gross proceeds (the “September 2013 Notes”).  The September 2013 Notes bear interest at a rate of five percent (5%) per annum, mature sixty (60) months after their date of issuance and are convertible into shares of our common stock at a conversion price of six cents ($0.06) per share (subject to adjustment as described in the September 2013 Notes) at any time prior to repayment, at the election of the investor.  In the aggregate, the September 2013 Notes are initially convertible into up to 5,350,000 shares of our common stock.

At any time prior to maturity of the September 2013 Notes, with the consent of the holders of a majority in interest of the September 2013 Notes, we may prepay the outstanding principal amount of the September 2013 Notes plus unpaid accrued interest without penalty.  Upon the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company, the outstanding principal and all accrued interest on the September 2013 Notes will accelerate and automatically become immediately due and payable.

The investors in the offering included an affiliate, four directors of the Company, and two unaffiliated accredited investors. The principal amounts of the affiliate and directors respective September 2013 Notes are as set forth below:

Investor	Note Principal
SINAF S.A.	$150,000
Joseph C. McNay	$100,000
Allan L. Goldstein	$11,000
L. Thompson Bowles	$5,000
R. Don Elsey	$5,000

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2014 Convertible Notes

On January 7, 2014, we completed a private placement of convertible notes raising an aggregate of $55,000 in gross proceeds (the “January 2104 Notes”).   The January 2014 Notes will pay interest at a rate of 5% per annum, mature 60 months after their date of issuance and are convertible into shares of our common stock at a conversion price of $0.06 per share (subject to adjustment as described in the January 2014 Notes) at any time prior to repayment, at the election of the Investor.  In the aggregate, the Notes are initially convertible into up to 916,667 shares of our common stock.

At any time prior to maturity of the January 2104 Notes, with the consent of the holders of a majority in interest of the January 2014 Notes, we may prepay the outstanding principal amount of the January 2014 Notes plus unpaid accrued interest without penalty.  Upon the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company, the outstanding principal and all accrued interest on the January 2014 Notes will accelerate and automatically become immediately due and payable.

The Investors in the offering included three directors of the Company, Allan L. Goldstein, the Company’s Chairman and chief scientific officer, Joseph C. McNay, an outside director and L. Thompson Bowles, an outside director. The principal amounts of their respective Notes are as set forth below:

Investor	Note Principal
Joseph C. McNay	$25,000
Allan L. Goldstein	$10,000
L. Thompson Bowles	$5,000

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HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Direct your written request to the Company’s Secretary at 15245 Shady Grove Road, Suite 470, Rockville, Maryland 20850. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

FORM 10-K INFORMATION

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013 (WITHOUT EXHIBITS), ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY’S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO THE COMPANY’S SECRETARY AT 15245 Shady Grove Road, Suite 470, Rockville, Maryland 20850.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Allan L. Goldstein, Ph.D.
Chairman of the Board

Rockville, Maryland

July 31, 2014

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REGENERX BIOPHARMACEUTICALS, INC.
ANNUAL MEETING OF STOCKHOLDERS
Wednesday, September 10, 2014
11:00 a.m. (Eastern Daylight Time)
RegeneRx Biopharmaceuticals, Inc.
15245 Shady Grove Road
Rockville, Maryland 20850

0

REGENERX BIOPHARMACEUTICALS, INC.

Proxy for Annual Meeting of Stockholders on September 10, 2014

This proxy is solicited by the Board of Directors.

The undersigned, a stockholder of RegeneRx Biopharmaceuticals, Inc., hereby appoints Mr. J.J. Finkelstein and Mr. Dane Saglio, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Stockholders of RegeneRx Biopharmaceuticals, Inc. to be held at the RegeneRx Biopharmaceuticals office facility's meeting room at 15245 Shady Grove Road, Rockville, Maryland 20850, on September 10, 2014 at 11:00 a.m. Eastern Daylight Time, and at any and all adjournments or postponements thereof, with all the powers which the undersigned would possess if personally present.

When properly executed, the appointed proxies will vote this proxy on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted **FOR** the election of all nominees for director, **FOR** the approval of the RegeneRx Biopharmaceuticals, Inc. amendment to the 2010 Equity Incentive Plan, FOR the approval on a non-binding and advisory basis of named executive officer compensation, for approval of a **ONE YEAR** frequency for the vote on named executive officer compensation, **FOR** the ratification of CohnReznick LLP's appointment as our independent registered public accounting firm for fiscal 2014, and in their discretion upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting of Stockholders.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

REGENERX BIOPHARMACEUTICALS, INC.

September 10, 2014

GO GREEN

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Please sign, date and mail your proxy card in the envelope provided as soon as possible.

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20530304030000000000 7 091014

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, AND 5 AND FOR ONE YEAR ON ITEM 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Proposal to elect five directors to the Board of Directors.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Allan L. Goldstein
- ○ J.J. Finkelstein
- ○ Joseph C. McNay
- ○ Mauro Bove
- ○ R. Don Elsey

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Proposal	FOR	AGAINST	ABSTAIN
2. To approve an amendment to the 2010 Equity Incentive Plan.	☐	☐	☐
3. To approve, on a non-binding and advisory basis, named executive officer compensation.	☐	☐	☐

Proposal	1 year	2 years	3 years	ABSTAIN
4. To recommend, on a non-binding and advisory basis, the frequency of the vote on named executive officer compensation.	☐	☐	☐	☐

Proposal	FOR	AGAINST	ABSTAIN
5. Proposal to ratify the appointment of CohnReznick LLP as the independent registered public accounting firm of the Company for fiscal 2014.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on any other business properly brought before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3, and 5 and for ONE YEAR on Item 4.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

REGENERX BIOPHARMACEUTICALS, INC.

September 10, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20530304030000000000 7 091014

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, AND 5 AND FOR ONE YEAR ON ITEM 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Proposal to elect five directors to the Board of Directors.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Allan L. Goldstein
- ○ J.J. Finkelstein
- ○ Joseph C. McNay
- ○ Mauro Bove
- ○ R. Don Elsey

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "**FOR ALL EXCEPT**" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2. To approve an amendment to the 2010 Equity Incentive Plan.		FOR ☐	AGAINST ☐	ABSTAIN ☐
3. To approve, on a non-binding and advisory basis, named executive officer compensation.		FOR ☐	AGAINST ☐	ABSTAIN ☐
4. To recommend, on a non-binding and advisory basis, the frequency of the vote on named executive officer compensation.	1 year ☐	2 years ☐	3 years ☐	ABSTAIN ☐
5. Proposal to ratify the appointment of CohnReznick LLP as the independent registered public accounting firm of the Company for fiscal 2014.		FOR ☐	AGAINST ☐	ABSTAIN ☐

NOTE: In their discretion, the proxies are authorized to vote on any other business properly brought before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3, and 5 and for ONE YEAR on Item 4.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.